UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 18, 2018

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas	78332
(Address of Principal Executive Offices)	(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company    ☐

Item 5.07—Submission of Matters to a Vote of Security Holders

On June 18, 2018, Forbes Energy Services Ltd. (the “Company”) held its 2018 annual meeting of stockholders. The matters voted on and the results of the voting were as follows:

Proposal No. 1: Our stockholders re-elected Lawrence First and Brett Wyard as directors of the Company;

Director Nominee	For	Withheld	Broker Non-Votes
Lawrence First	3,323,978	616,173	1,244,141
Brett Wyard	3,327,192	612,959	1,244,141

Proposal No. 2: Our stockholders approved a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain
5,184,292	0	0

Proposal No. 3: Our stockholders considered a non-binding, advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
3,938,148	2,003	0	1,244,141

Proposal No. 4: Our stockholders considered a non-binding, advisory vote on the frequency for stockholders’ non-binding, advisory vote on executive officers’ compensation.

1 Year	2 Year	3 Year	Abstain
1,616,551	467	2,320,133	3,000

In accordance with the stockholders’ recommendation, the Company has determined that a non-binding, advisory vote on executive officers’ compensation will be conducted every three years, until the next stockholder non-binding, advisory vote on the frequency for stockholders’ non-binding, advisory vote on executive officers’ compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: June 22, 2018	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

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